UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
500 Office Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 28, 2026 (“Effective Date”), Maui Land & Pineapple Company, Inc., a Delaware corporation (“Company”), entered into a Purchase Agreement and Escrow Instructions (“Purchase Agreement”) with Race A. Randle, the Chief Executive Officer of the Company (“Buyer”), pursuant to which the Company agrees to sell to Buyer a 30-acre parcel of land (“Property”), located in Lahaina, Hawaii.

The Property is unimproved land that the Buyer will improve as a farm and home, pursuant to the terms of the Purchase Agreement.

The purchase price (“Purchase Price”) for the Property is $1,200,000. The Company’s Board of Directors has received and approved an appraisal of the property from an independent licensed Hawaii third-party appraiser that confirms the purchase price exceeds the current fair market value for the property as of the effective date.

Within two business days after the execution date of the Purchase Agreement, the Buyer will deposit $50,000 (“Initial Deposit”) to escrow. The terms of the Purchase Agreement include a 90-day due diligence period (“Diligence Period”). Within two business days after the expiration of the Diligence Period, Buyer will deposit an additional $50,000 (together with the Initial Deposit, the “Deposit”) to escrow. If the Buyer elects not to proceed with the purchase at or before the expiration of the Diligence Period, or if the Purchase Agreement terminates due to exercise of a termination right or terminates as a result of the failure of a condition precedent to closing, the Deposit, including all interest accrued thereon, shall be refunded to the Buyer. If the Buyer elects to proceed with the purchase of the Property at or before the expiration of the Diligence Period, the Deposit shall be non-refundable.

The transaction includes a value true-up mechanism on the fifth anniversary that requires the Buyer to pay additional purchase price if the fair market value of the Property on the fifth anniversary exceeds the original purchase price. The Buyer is also subject to a long-term occupancy requirement as a principal residence, the breach of which grants the Company a repurchase option. Furthermore, the agreement utilizes a shared appreciation model where a decreasing percentage of sale profits must be paid to the Seller if the property is disposed of before the tenth anniversary.

The foregoing summary of the terms of the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s 2025 Form 10-K.

Forward-Looking Statements. Any statements contained in this Current Report on Form 8-K that refer to events that may occur in the future or other non-historical matters are forward-looking statements. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; and (3) the failure of the transaction to close for any other reason. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: February 3, 2026	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer